[LOGO]  EAGLE SUPPLY GROUP, INC.

CONTACT:                                OR:     INVESTOR RELATIONS COUNSEL:
Douglas P. Fields, Chairman and CEO		Tom Ennis
Frederick M. Friedman, Executive VP and CFO	The Equity Group Inc.
Tel: 212-986-6190                               Tel: 212-836-9607
Fax: 212-972-0326                               Fax: 212-421-1278
www.eaglesupplygroup.com                        www.theequitygroup.com
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                           FOR IMMEDIATE RELEASE
                           ---------------------

                           EAGLE SUPPLY GROUP, INC.
                ANNOUNCES SUSPENSION OF STOCK REPURCHASE PLAN;
                 OPENING OF NEW DISTRIBUTION CENTER IN TEXAS

        NEW YORK, N.Y. - April 5, 2001 - Eagle Supply Group, Inc. ("Eagle" or the "Company") (NASDAQ SmallCap: EEGL and EEGLW; BSE: EGL and EGLW), one of the largest wholesale distributors of roofing and masonry supplies and related products in the United States, today announced that Eagle received a letter dated March 21, 2001 from Bradco Supply Corporation and its Chief Executive Officer and principal owner, together holding in excess of 5% of the Company's outstanding Common Stock, offering to sell to the Company all of the outstanding shares of Common Stock held by them at a premium (the "Bradco Offer"). Eagle also announced that in light of the Bradco Offer its Board of Directors re-evaluated the Company's anticipated uses of its funds and has determined that it would be in the best interests of the Company and its stockholders temporarily to suspend its Stock Repurchase Plan, to decline the Bradco Offer and to use its funds to support the growth of its operations and for general working capital needs. Pursuant to the terms of the Stock Repurchase Plan, which was previously approved by its Board of Directors in January 2001, the Company was authorized to repurchase up to 800,000 shares of the Company's outstanding common stock, $0.0001 par value per share ("Common Stock"), not to exceed $1 million, over a 36-month period, depending upon market prices and other circumstances at the time of purchase. No shares were repurchased under the Stock Repurchase Plan.

Douglas P. Fields, Chairman and Chief Executive Officer, commented, "The Board of Directors believes that the decision not to accept the Bradco Offer and not to repurchase Eagle's Common Stock at this time is in the best interests of Eagle and its stockholders. The Board of Directors will continue to evaluate opportunities which may enhance long-term value for our stockholders, and, in the future, if circumstances so warrant, may again consider the repurchase of its Common Stock by lifting the temporary suspension of its Stock Repurchase Plan."

Mr. Fields added, "On Monday, April 2, 2001, Eagle opened a major new distribution center in Denton, Texas, further strengthening our market position in the growing Dallas/Ft. Worth Metroplex."



                                - more -
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    122 East 42nd Street   *   Suite 1116   *   New York, NY   10168



         Exhibit 10 - Pg. 1



Eagle Supply Group, Inc.
Page 2



Eagle, with corporate offices in New York City and operations headquarters in Mansfield, Texas, is one of the largest wholesale distributors of roofing and masonry supplies and related products in the United States. Eagle sells primarily to contractors and subcontractors engaged in roofing and masonry repair and construction of new residences and commercial properties. The Company sells its products through its own distribution facilities and direct sales force. Eagle currently operates a network of 36 distribution centers in 11 states, including locations in Florida (12), Texas (9), Colorado (5), Alabama (3), and one each in Indiana, Virginia, Minnesota, Mississippi, Louisiana, Illinois and Wisconsin.


This document includes statements that may constitute forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Eagle would like to caution readers regarding certain forward-looking statements in this document and in all of its communications to shareholders and others, press releases, securities filings, and all other communications. Statements that are based on management's projections, estimates and assumptions are forward-looking statements. The words "believe," "expect," "anticipate," "intend," "will," "should," "may," and similar expressions generally identify forward-looking statements. While Eagle believes in the veracity of all statements made herein, forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Eagle, are inherently subject to significant business, economic and competitive uncertainties and contingencies and known and unknown risks. Many of the uncertainties and contingencies can affect events and Eagle's actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Eagle. Some of the factors that could cause actual results or future events to differ materially include Eagle's inability to find suitable acquisition candidates or financing on terms commercially reasonable to Eagle, inability to find suitable facilities and personnel to open or maintain new branch locations, interruptions or cancellation of existing sources of supply, the pricing of and demand for distributed products, the presence of competitors with greater financial resources, economic and market factors, and other factors. Please see the "Risk Factors" in Eagle's filings (including Forms 10-K and registration statements) with the Securities and Exchange Commission for a description of some, but not all, risks, uncertainties and contingencies.



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      122 East 42nd Street   *   Suite 1116   *   New York, NY   10168



          Exhibit 10 - Pg. 2